EXHIBIT 99.2

HomeBanc Corp.

Supplemental Hypothetical Unaudited Pro Forma Financial Information

The following tables set forth hypothetical unaudited pro forma financial information for HomeBanc Corp. and subsidiaries (collectively, the “Company”) for the three months ended September 30, 2004 and as of September 30, 2004 about the Company’s financial condition and operations, assuming that the 2004-1 securitization transaction completed in July 2004 had been structured and accounted for as a sale rather than a secured borrowing. Subject to various assumptions and estimates, including certain estimates of fair value provided by the lead underwriter of the 2004-1 securitization, this information provides certain guidance as to the estimated effects on the Company’s financial statements and includes adjustments to record the changes in the Company’s hypothetical assets and liabilities under such circumstances. There is no assurance that such results reflect what could have been actually realized if this securitization had been structured as a sale instead of a borrowing at the date of closing or at any subsequent time. This hypothetical unaudited pro forma financial information supplements the information provided by the Company in its press release issued November 9, 2004 and the accompanying slide presentation filed with the Company’s Current Report on Form 8-K on November 10, 2004, and should be read in conjunction with, and is qualified in its entirety by, the Company’s historical financial statements, including the notes thereto, and the Cautionary Notice Regarding Forward Looking Statements contained in the Company’s Quarterly Report on Form 10-Q for the periods ended September 30, 2004 filed by the Company with the Securities and Exchange Commission.

The Company prepared the hypothetical unaudited pro forma financial information based upon estimates and assumptions that the Company believes are reasonable. The hypothetical unaudited pro forma financial information is not necessarily indicative of the actual financial position or results of operations that would have occurred for the three months ended September 30, 2004 had the Company not changed its business strategy and operating model subsequent to the initial public offering, or if it had structured its securitization as sale and not as a secured borrowing.

The Company has no obligation and makes no undertaking to update this information, and does not expect to offer any similar guidance in the future. By providing this information, the Company does not intend to make any predictions as to future performance or to establish or adopt any model of the Company’s future earnings.

HomeBanc Corp

Hypothetical Unaudited Consolidated Income Statement (Assumes securitization 2004-1 is accounted for as a sale)

For the three months ending September 30, 2004

	TRS GAAP Summary	REIT Tax Summary	REIT Elimination	Consolidated	Proforma Adjustments	Proforma Consolidated	Notes:
Revenues
Net gain on sale of mortgages	$6,371			$6,371	$26,000	$32,371	(1)
Other revenue	$2,358			$2,358	$0	$2,358
Interest income	$6,103	$14,144	($603)	$19,644	$0	$19,644
Interest expense	($7,573)	($8,296)		($15,869)		($15,869)

Interest income, net	($1,470)	$5,848	($603)	$3,775	$0	$3,775
Provision for loan losses	$0	$0	($1,095)	($1,095)		($1,095)

Net interest income after provision for loan losses	($1,470)	$5,848	($1,698)	$2,680	$0	$2,680

Total revenues	$7,259	$5,848	($1,698)	$11,409	$26,000	$37,409
Expenses
	$0	$0
Salaries and employee benefits	$14,112	$123		$14,235	$0	$14,235
Marketing and promotions	$6,262	$1		$6,263	$0	$6,263
Occupancy and equipment expense	$3,958	$0		$3,958	$0	$3,958
Depreciation	$1,606	$0		$1,606	$0	$1,606
Provision for losses	$0	$0		$0	$0	$0
Other operating expenses	$5,022	$281		$5,303	$0	$5,303
Loss on disposal of assets	$7	$0		$7	$0	$7
Interest expense, other	$1,184	$0	($1,061)	$123	$0	$123
Minority interest	$89	$0		$89	$0	$89

Total expenses	$32,240	$405	($1,061)	$31,584	$0	$31,584
Net (loss) income before income tax expense	($24,981)	$5,443	($637)	($20,175)	$26,000	$5,825
Income tax expense	($365)	$0	$0	($365)	$0	($365)

Net (loss) income	($24,616)	$5,443	($637)	($19,810)	$26,000	$6,190

Notes:

(1)	Estimated GOS

General

Fair value information derived from Bear Stearns arbitrage schedule provided for in securitization 2004-1

HomeBanc Corp

Hypothetical Unaudited Consolidated Balance Sheet (Assumes securitization 2004-1 is accounted for as a sale)

As of September 30, 2004

	TRS GAAP	REIT GAAP	REIT Elimination	Consolidated	Proforma Adjustments	Proforma Consolidated	Notes:
Assets
Cash	$10,484	$12,541		$23,025	($5,405)	$17,620
Restricted cash	$6,650	$2,720		$9,370		$9,370
Mortgage loans held for sale, net	$348,432	$0		$348,432		$348,432
Mortgage loans held for investment, net	$0	$2,037,032	($20,989)	$2,016,043	($974,000)	$1,042,043	(1)
Mortgage servicing rights	$5,761	$0		$5,761	$8,500	$14,261	(2)
Securities	$0	$0		$0	$45,200	$45,200	(3)
Accounts receivable	$8,620	$8,963		$17,583		$17,583
A/R from affiliates	$0	$63,052	($63,052)	$0		$0
Prepaid assets	$4,135	$555		$4,690		$4,690
Premises and equipment, net	$27,028	$51		$27,079		$27,079
Goodwill	$39,995	$0		$39,995		$39,995
Deferred tax asset	$4,021	$0	$2,142	$6,163		$6,163
Other assets	$7,962	$3,245		$11,207	$3,500	$14,707	(4)

Total assets	$534,674	$2,178,904	($204,230)	$2,509,348	($922,205)	$1,587,143

Liabilities and shareholder’s/unitholders’ equity
Warehouse line of credit	$263,281	$150,200		$413,481		$413,481
Aggregation credit facility	$0	$752,391		$752,391		$752,391
Loan funding payable	$80,416	$0		$80,416		$80,416
Accrued expenses	$33,113	$6,165		$39,278	$5,400	$44,678	(5)
A/P to affiliates	$63,817	$13,768	($77,585)	$0		$0
Debt	$0	$948,205		$948,205	($948,205)	$0	(6)
Deferred tax liability	$4,481	$0	($4,481)	$0		$0

Total liabilities	$445,108	$1,870,729	($82,066)	$2,233,771	($942,805)	$1,290,966
Minority interest in subsidiaries	$32	$0		$32		$32
Shareholder’s equity
Common stock - par value $0.01	$0	$455	$0	$455		$455
Additional paid in capital	$136,394	$315,092	($136,444)	$315,042		$315,042
Retained earnings (deficit)	($49,041)	($5,391)	$15,424	($39,008)	$26,000	($13,008)
Dividend	$0	$0	$0	$0	($5,400)	($5,400)	(5)
Accumulated other comprehensive income	$2,181	($1,981)	($1,144)	($944)		($944)

Total shareholder’s equity	$89,534	$308,175	($122,164)	$275,545	$20,600	$296,145

Total liabilities and shareholder’s/unitholders’ equity	$534,674	$2,178,904	($204,230)	$2,509,348	($922,205)	$1,587,143

Notes:

(1)	Remove unamortized premium and LHFI (securitized assets)

(2)	Value of MSR embedded in assumed GOS value

(3)	Value of excess interest on R notes and HomeBanc ownership of B notes in securitization 2004-1

(4)	Over-collateralization in securitization 2004-1

(5)	Q3 dividend declared subsequent to quarter end

(6)	Remove collateralized debt obligation

General

Fair value information derived from Bear Stearns arbitrage schedule provided in securitization 2004-1